 Exhibit (a)(2)

AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED DEPOSIT AGREEMENT AMONG EMBRAER S.A., JPMORGAN CHASE BANK, N.A., AS DEPOSITARY, AND HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

AMENDMENT NO. 1, dated as of _____________ __, 2026 (this "Amendment"), to the Third Amended and Restated Deposit Agreement, dated as of November 18, 2019 (as amended from time to time, the "Deposit Agreement"), among EMBRAER S.A. and its successors (the “Company”), JPMORGAN CHASE BANK, N.A., as depositary (the "Depositary"), and all Holders from time to time of American Depositary Receipts ("ADRs") evidencing American Depositary Shares (“ADSs”) issued thereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

WHEREAS, pursuant to Paragraph (17) of the ADRs, the form of which is attached as Exhibit A to the Deposit Agreement, the Company and the Depositary desire to amend the terms of the Deposit Agreement and ADRs.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT AND ADRS

SECTION 2.01. All references in the Deposit Agreement, the form of ADR attached as Exhibit A to, and incorporated by reference in, the Deposit Agreement (the “form of ADR”), and each outstanding ADR, to the term "Deposit Agreement" shall, as of the Effective Time (as defined below), refer to the Deposit Agreement as further amended by this Amendment.

SECTION 2.02. Each ADS shall represent one (1) Share, effective as of the open of trading of the ADSs on The New York Stock Exchange on [_______] [__], 2026 (the “Effective Time”).

SECTION 2.03. Clause (c) of Section 1 (Certain Definitions) of the Deposit Agreement is amended and replaced in its entirety with the following:

“(c) Subject to paragraph (14) of the form of ADR (Changes Affecting Deposited Securities), each ADS evidenced by an ADR represents the right to receive one (1) Share and a pro rata share in any other Deposited Securities.”

SECTION 2.04. Section 1 (Certain Definitions) of the Deposit Agreement is amended by adding the following two new defined terms as Sections 1(n) and 1(o), and re-lettering the defined terms currently in Sections 1(n) and 1(o) to Sections 1(p) and 1(q), respectively:

“(n) “Terminate” or “Termination” means the termination of this Deposit Agreement in accordance with paragraph (17) of the form of ADR (Termination).

(o)       “Termination Date” means the date this Deposit Agreement is Terminated in accordance with paragraph (17) of the form of ADR (Termination), which, for the avoidance of doubt, shall be either (i) the date fixed for termination in a notice of termination as contemplated therein or (ii) a date determined by the Depositary in the case of a termination not requiring prior notice of termination as contemplated in subparagraph (a)(iii) therein.”

SECTION 2.05. Section 5 (Distributions on Deposited Securities) of the Deposit Agreement is replaced in its entirety with the following:

“5. Distributions on Deposited Securities. To the extent that the Depositary determines in its discretion that any distribution pursuant to paragraph (10) of the form of ADR (Distributions on Deposited Securities) would not be permissible by applicable law, rule or regulation, or is not otherwise practicable with respect to any or all Holders, the Depositary may, after consultation with the Company to the extent reasonably practicable, in its discretion make such distribution as it so deems practicable, including the distribution of some or all of any Cash (as defined in paragraph (10) of the form of ADR), foreign currency, securities or other property (or appropriate documents evidencing the right to receive some or all of any such Cash, foreign currency, securities or other property) and/or the Depositary may retain and hold some or all of such Cash, foreign currency, securities or other property as Deposited Securities with respect to the applicable Holders' ADRs (without liability for interest thereon or the investment thereof).

To the extent the Depositary determines in its discretion that it would not be permitted by applicable law, rule or regulation, or it would not otherwise be practicable, to convert foreign currency into U.S. dollars and/or distribute U.S. dollars to some or all of the Holders entitled thereto, the Depositary may in its discretion distribute some or all of the foreign currency received by the Depositary as it deems permissible and practicable to, or retain and hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

To the extent the Depositary retains and holds any Cash, foreign currency, securities or other property as permitted under this Section 5 or paragraph (10) (Distributions on Deposited Securities) of the form of ADR, any and all fees, charges and expenses related to, or arising from, the holding thereof (including, but not limited to those provided in paragraph (7) of the form of ADR (Charges of Depositary)) shall be paid from such Cash, foreign currency, securities or other property, or the net proceeds from the sale thereof, thereby reducing the amount so held hereunder.”

SECTION 2.06. The second and the third to last paragraphs of Section 15 (Indemnification) of the Deposit Agreement are replaced in their entirety with the following:

“Notwithstanding any other provision of this Deposit Agreement or the ADRs to the contrary, neither the Company nor the Depositary, nor any of their agents shall be liable to the other for any indirect, special, punitive or consequential damages (including, without limitation, lost profits but excluding legal fees and expenses) (collectively, "Special Damages") of any form incurred by any of them or any other person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought; provided, however, that to the extent Special Damages arise from or out of a claim brought by a third party, Holder(s) or beneficial owners of interests in ADSs against the Depositary or any of its agents acting under the Deposit Agreement, the Depositary and its agents shall be entitled to full indemnification from the Company for all such Special Damages arising out of, or in connection with, the provision of services under this Deposit Agreement, the ADSs and the ADRs, unless such Special Damages are found to have been a direct result of the gross negligence or willful misconduct of the Depositary.

Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim as promptly as reasonably practical after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights to indemnification under this Section 15 except and only to the limited extent the indemnifying person is materially prejudiced by such failure through the forfeiture of substantive rights or defenses as a result of such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party otherwise than under this Section 15). No indemnifying person shall be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with such indemnifying person's written consent or if there is a final and non-appealable judgment by a court of competent jurisdiction in any such proceeding, the indemnifying person agrees to indemnify and hold harmless each indemnified person from and against any and all losses, claims, damages, liabilities and reasonable legal and other out-of-pocket expenses by reason of such settlement or judgment. No indemnifying person shall, without the prior written consent of any indemnified person, effect any settlement of any pending or threatened proceedings in respect of which indemnity could have been sought hereunder by such indemnified person unless such settlement (i) includes an unconditional release of such indemnified person in form and substance reasonably satisfactory to such indemnified person from all liability or claims that are the subject matter of such proceedings and (ii) does not include any statement as to or any admission of fault, culpability, wrong doing or a failure to act by or on behalf of any indemnified person.”

SECTION 2.07. Section 16 (Notices) of the Deposit Agreement is replaced in its entirety with the following:

“16. Notices.

(a) Notice to Holders. Notice to any Holder shall be deemed given when first mailed, first class postage prepaid, to the address of such Holder on the ADR Register or received by such Holder. Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the beneficial owners of, or an interest in, the ADSs evidenced by the ADRs held by such other Holders. The Depositary's only notification obligations under this Deposit Agreement and the ADRs shall be to Holders. Notice to a Holder shall be deemed, for all purposes of this Deposit Agreement and the ADRs, to constitute notice to any and all beneficial owners of, or an interest in, the ADSs evidenced by such Holder's ADRs.

(b) Notice to the Depositary or the Company. Notice to the Depositary or the Company shall be deemed given when first received by it at the address or by electronic transmission to the e-mail address set forth in (i) or (ii), respectively, or at such other address or email address provided by the Depositary or the Company to the other, respectively, in the same manner as notices are required to be provided in this Section 16:

(i)	JPMorgan Chase Bank, N.A.
270 Park Avenue, Floor 8
New York, NY 10017, USA
Attention: Depositary Receipts Group
E-mail Address: DR_Global_CSM@jpmorgan.com

(ii)	Embraer S.A.
Avenida Dra. Ruth Cardoso, 8,501, 30th floor (part),
Eldorado Business Tower
Pinheiros, São Paulo, SP, 05425-070, Brazil
Attention: IR Department
E-mail Address: investor.relations@embraer.com.br

Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender's records) to the email address set forth above, notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.”

SECTION 2.08. The first two sentences of the first paragraph of Section 18 (Consent to Jurisdiction; Appointment of Agent for Service) of the Deposit Agreement are replaced in their entirety with the following:

“The Company irrevocably agrees that any legal suit, action or proceeding against or involving the Company brought by the Depositary arising out of or based upon this Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby, may be instituted in any federal or state court in New York, New York, and irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company also irrevocably agrees that any legal suit, action or proceeding against or involving the Depositary brought by the Company, arising out of or based upon this Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby, may be instituted only in a federal or state court in New York, New York.”

SECTION 2.09. The second paragraph of Section 18 (Consent to Jurisdiction; Appointment of Agent for Service) of the Deposit Agreement is replaced in its entirety with the following:

“By holding or owning an ADR or ADS or an interest therein, Holders and beneficial owners of ADRs, or an interest therein, each irrevocably agree that any legal suit, action or proceeding against or involving Holders or beneficial owners of ADRs, or an interest therein, brought by the Company or the Depositary, arising out of or based upon this Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby, may be instituted in a federal or state court in New York, New York, and by holding or owning an ADR or ADS or an interest therein each irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.

By holding or owning an ADR or ADS or an interest therein, Holders and beneficial owners of ADRs, or an interest therein, each also irrevocably agree that any legal suit, action or proceeding against or involving the Depositary and/or the Company brought by Holders or beneficial owners of ADRs, or an interest therein, arising out of or based upon this Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby, including, without limitation, claims under the Securities Act of 1933, may be instituted only in the United States District Court for the Southern District of New York (or in the state courts of New York County in New York if either (i) the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (ii) the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable).”

SECTION 2.10. Clauses (a), (b) and (c) of Paragraph 7 (Charges of the Depositary) of the form of ADR, and each outstanding ADR, are replaced in their entirety with the following:

“(a) Rights of the Depositary. The Depositary may charge, and collect from, (i) each person to whom ADSs are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10) (Distributions on Deposited Securities)), issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or the Deposited Securities, and (ii) each person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason, a fee of up to U.S.$5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered, or upon which a Share Distribution or elective distribution is made or offered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge.

(b) Additional Fees, Charges and Expenses by the Depositary. The following additional fees, charges and expenses shall also be incurred by the Holders, the beneficial owners of ADRs, or an interest therein, by any party depositing or withdrawing Shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Securities or a distribution of ADSs pursuant to paragraph (10) (Distributions on Deposited Securities)), whichever is applicable:

(i)	a fee of up to U.S.$0.05 per ADS held for any Cash distribution made, or for any elective cash/stock dividend offered, pursuant to the Deposit Agreement,

(ii)	a fee of up to U.S.$0.05 per ADS held for the direct or indirect distribution of securities (other than ADSs or rights to purchase additional ADSs pursuant to paragraph (10) hereof) or the net cash proceeds from the public or private sale of any such securities, regardless of whether any such distribution and/or sale is made by, for, or received from, or (in each case) on behalf of, the Depositary, the Company and/or any third party (which fee may be assessed against Holders as of a record date set by the Depositary),

(iii)	an aggregate fee of up to U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the Depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Holders as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions), and

(iv)	an amount for the reimbursement of such charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian, as well as charges and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary’s or its Custodian’s compliance with applicable law, rule or regulation (which charges and expenses may be assessed on a proportionate basis against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge or expense from one or more cash dividends or other cash distributions).

(c) Other Obligations, Fees, Charges and Expenses. The Company will pay all other fees, charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except:

(i)	stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares);

(ii)	a transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication) as disclosed on the “Disclosures” page (or successor page) of www.adr.com (as updated by the Depositary from time to time, “ADR.com”) and any applicable delivery expenses (which are payable by such persons or Holders); and

(iii)	transfer or registration expenses for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities).”

SECTION 2.11. The address of the Depositary at the bottom of the “[FORM OF FACE OF ADR]” in the form of ADR attached as Exhibit A to, and incorporated by reference in, the Deposit Agreement, and each outstanding ADR, are replaced with the following: “270 Park Avenue, Floor 8, New York, New York 10017.”

SECTION 2.12. Paragraph 10 (Distributions on Deposited Securities; Sales) of the form of ADR, and each outstanding ADR, are replaced in their entirety with the following:

“(10) Distributions on Deposited Securities; Sales. Subject to paragraphs (4) (Certain Limitations to Registration, Transfer etc.) and (5) (Liability of Holder or Beneficial Owner for Taxes, Duties and other Charges), to the extent practicable, the Depositary will distribute to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder's ADRs:

(a) Cash. Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph (10) ("Cash"), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being permissible or practicable with respect to certain Holders, and (iii) deduction of the Depositary's and/or its agents' fees and expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner.

To the extent that any of the Deposited Securities is not or shall not be entitled, by reason of its date of issuance, or otherwise, to receive the full amount of such cash dividend, distribution, or net proceeds of sales, the Depositary shall make appropriate adjustments in the amounts distributed to the Holders issued in respect of such Deposited Securities. To the extent the Company or the Depositary shall be required to withhold and does withhold from any cash dividend, distribution or net proceeds from sales in respect of any Deposited Securities an amount on account of taxes, the amount distributed on the ADSs issued in respect of such Deposited Securities shall be reduced accordingly.

To the extent the Depositary determines in its discretion that it would not be permitted by applicable law, rule or regulation, or it would not otherwise be practicable, to convert foreign currency into U.S. dollars and/or distribute such U.S. dollars to any or all of the Holders entitled thereto, the Depositary may in its discretion distribute some or all of the foreign currency received by the Depositary as it deems permissible and practicable to, or retain and hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

(b) Shares. (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of public or private sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash.

(c) Rights. (i) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of the public or private sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and/or such sales cannot practicably be accomplished by reason of the non-transferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse).

(d) Other Distributions. (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of public or private sales of Other Distributions as in the case of Cash.

(e) To the extent that the Depositary determines in its discretion that any distribution pursuant to this paragraph (10) (Distributions on Deposited Securities) would not be permissible by applicable law, rule or regulation, or is not otherwise practicable with respect to any or all Holders, the Depositary may in its discretion make such distribution as it so deems permissible and practicable, including the distribution of some or all of any Cash, foreign currency, securities or other property (or appropriate documents evidencing the right to receive some or all of any such Cash, foreign currency, securities or other property), and/or the Depositary may retain and hold some or all of such Cash, foreign currency, securities or other property as Deposited Securities with respect to the applicable Holders' ADRs (without liability for interest thereon or the investment thereof).

(f) To the extent the Depositary retains and holds any Cash, foreign currency, securities or other property as permitted under this paragraph (10) (Distributions on Deposited Securities), any and all fees, charges and expenses related to, or arising from, the holding thereof (including, but not limited to those provided in paragraph (7) of this form of ADR (Charges of Depositary)) shall be paid from such Cash, foreign currency, securities or other property, or the net proceeds from the sale thereof, thereby reducing the amount so held hereunder.

(g) Sales. In all instances where the Deposit Agreement or the form of ADR refers to a "sale" (or words of similar import) of securities or property, the Depositary may, but shall not be obligated, to effect any such sale unless the securities to be sold are listed and publicly traded on a securities exchange or there is a public market for the property to be sold. To the extent the securities are not so listed and publicly traded or there is no public market for the property so distributed by the Company:

(i) the Depositary shall, in the event the Deposit Agreement is Terminated and the Depositary holds Deposited Securities that are not listed and publicly traded or property for which there is no public market after the Termination Date, act in accordance with paragraph (17)(b) of the form of ADR in respect of such securities and property; and

(ii) in the event the Depositary or its Custodian receives (A) an Other Distribution under paragraph (10) consisting of securities or property that are not distributed by the Depositary pursuant to this paragraph (10) or (B) a distribution of Rights that falls under subparagraph (10)(c)(iii) above, the Depositary will not Terminate the Deposit Agreement under paragraph (17)(a)(ii)(D) of the form of ADR but, in lieu of Termination, the Depositary will, in the case of an Other Distribution, be deemed to have sold the aggregate number of securities and/or property so received for nominal value and shall have no obligation to distribute such securities or any proceeds from the deemed sale thereof to the Holders and, in the case of Rights that fall under subparagraph (10)(c)(iii) above, allow such Rights to lapse.

Furthermore, in the event the Depositary endeavors to make a sale of Shares, other securities or property, such securities and/or property may be sold in a block sale or single lot transaction.

The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities and/or property hereunder. Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated above and/or under paragraph (7) (Charges of Depositary). All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth on the "Disclosures" page (or successor page) of ADR.com, the location and contents of which the Depositary shall be solely responsible for.

(h) Any U.S. dollars available will be paid via wire transfer and/or distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices.”

SECTION 2.13. Paragraph 15 (Exoneration) of the form of ADR, and each outstanding ADR, are replaced in their entirety with the following:

“(a) Force Majeure, Limitations on Liability and Obligations. The Depositary, the Company, and each of their respective directors, officers, employees, agents and affiliates and each of them shall:

(i)	incur or assume no liability (including, without limitation, to Holders or beneficial owners of ADRs, or an interest therein)

(A)	if any present or future law, rule, regulation, fiat, order or decree of Brazil, the United States or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company’s charter, any act of God, war, terrorism, epidemic, pandemic, nationalization, expropriation, currency restrictions, extraordinary market conditions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, cyber, ransomware or malware attack, computer failure or circumstance beyond its direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the Deposit Agreement or this ADR provides shall be done or performed by it or them (including, without limitation, voting pursuant to paragraph (12) hereof), or

(B)	by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or things which by the terms of the Deposit Agreement it is provided shall or may be done or performed or any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable);

(ii)	in the case of the Depositary and its agents, incur or assume no liability (including, without limitation, to Holders or beneficial owners of ADRs, or an interest therein) except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or willful misconduct and the Depositary shall not be a fiduciary or have any fiduciary duty to Holders or beneficial owners of ADRs, or an interest therein;

(iii)	in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities, the ADSs or this ADR;

(iv)	in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities, the ADSs or this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; and

(v)	not be liable (including, without limitation, to Holders or beneficial owners of ADRs, or an interest therein) for any action or inaction by it in reliance upon the advice of or information from any legal counsel, any accountant, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information and/or, in the case of the Depositary, the Company, provided that the foregoing shall not apply to the Company’s indemnification obligations under the Deposit Agreement.

(b) Insolvency, Liability, etc., of Custodian, Securities Depository, Clearing Agency or Settlement System. The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. Notwithstanding anything to the contrary contained in the Deposit Agreement (including the ADRs) and, subject to the further limitations set forth in this paragraph (14), the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that any Holder has incurred liability directly as a result of the Custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located.

The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system.

(c) The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties.

(d) The Depositary shall be under no obligation to inform Holders or beneficial owners of ADRs, or an interest therein, about the requirements of the laws, rules or regulations or any changes therein or thereto of Brazil, the United States or any other country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.

(e) The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any voting instructions are given, including instructions to give a discretionary proxy to a person designated by the Company, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the Depositary is instructed to grant a discretionary proxy pursuant to paragraph (12) hereof, or for the effect of any such vote.

(f) The Depositary shall endeavor to effect any sale of securities or other property and any conversion of currency, securities or other property, in each case as is referred to or contemplated in the Deposit Agreement or the form of ADR, in accordance with the Depositary’s normal practices and procedures under the circumstances applicable to such sale or conversion, but shall have no liability (in the absence of its own willful default or gross negligence or that of its agents, officers, directors or employees) with respect to the terms of any such sale or conversion, including the price at which such sale or conversion is effected, or if such sale or conversion shall not be practicable, or shall not be believed, deemed or determined to be practicable by the Depositary. Specifically, the Depositary shall not have any liability for the price received in connection with any public or private sale of securities (including, without limitation, for any sale made at a nominal price), the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

(g) The Depositary shall not incur any liability in connection with or arising from any failure, inability or refusal by the Company or any other party, including any share registrar, transfer agent or other agent appointed by the Company, the Depositary or any other party, to process any transfer, delivery or distribution of cash, Shares, other securities or other property, including without limitation upon the Termination of the Deposit Agreement, or otherwise to comply with any provisions of the Deposit Agreement that are applicable to it.

(h) The Depositary may rely upon instructions from the Company or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution.

(i) The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs.

(j) Notwithstanding anything to the contrary set forth in the Deposit Agreement or an ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any ADR or ADRs or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

(k) None of the Depositary, the Custodian or the Company, or any of their respective directors, officers, employees, agents or affiliates shall be liable for the failure by any Holder or beneficial owner of ADRs, or an interest therein, to obtain the benefits of credits or refunds of non-U.S. tax paid against the income tax liability of such Holder or beneficial owner of ADRs, or interest therein.

(l) The Depositary is under no obligation to provide the Holders and beneficial owners of ADRs, or an interest therein, or any of them, with any information about the tax status of the Company. None of the Depositary, the Custodian or the Company, or any of their respective directors, officers, employees, agents and affiliates, shall incur any liability for any tax or tax consequences that may be incurred by Holders or beneficial owners of ADRs, or an interest therein, on account of their ownership or disposition of the ADRs or ADSs.

(m) The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company.

(n) Notwithstanding anything herein or in the Deposit Agreement to the contrary, the Depositary and the Custodian(s) may use third-party delivery services and providers of information regarding matters such as, but not limited to, pricing, proxy voting, corporate actions, class action litigation and other services in connection herewith and the Deposit Agreement, and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders of the Company. Although the Depositary and the Custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third-party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.

(o) The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the Removal or Resignation of the Depositary.

(p) The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances.

(q) Neither the Company, the Depositary nor any of their respective agents shall be liable to Holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including, without limitation, Holders and beneficial owners of ADRs and/or ADSs), whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

(r) No provision of the Deposit Agreement or this ADR is intended to constitute a waiver or limitation of any rights which Holders or beneficial owners of ADRs, or an interest therein, may have under the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable.”

SECTION 2.14. Paragraph 18 (Termination) of the form of ADR, and each outstanding ADR, are replaced in their entirety with the following:

“(a) Termination by the Depositary and the Company.

(i) The Depositary shall, at any time at the written direction of the Company, Terminate the Deposit Agreement by mailing notice of such termination to the Holders at least thirty (30) days prior to the Termination Date.

(ii) The Depositary may also Terminate the Deposit Agreement by mailing notice of such termination to the Holders at least thirty (30) days prior to the Termination Date if (A) sixty (60) days shall have expired after the Resignation Notice Date and a successor Depositary shall not be operating under the Deposit Agreement, (B) sixty (60) days shall have expired after the Removal Notice Date and a successor Depositary shall not be operating under the Deposit Agreement, (C) the Company is bankrupt, in liquidation proceedings or insolvent, (D) the Shares cease to be listed on an internationally recognized securities exchange, (E) the Company effects (or will effect) a redemption of all or substantially all of the Deposited Securities, or a cash or Share distribution representing a return of all or substantially all of the value of the Deposited Securities, (F) there are no Deposited Securities with respect to ADSs remaining, including if the Deposited Securities are cancelled, or the Deposited Securities have been deemed to have no value, or (G) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of Deposited Securities.

(iii) Additionally, the Depositary may immediately Terminate the Deposit Agreement, without prior notice to the Company, any Holder or beneficial owner of ADRs, or an interest therein, or any other person if (A) required by any law, rule or regulation relating to sanctions by any governmental authority or body, (B) the Depositary would be subject to liability under or pursuant to any law, rule or regulation, or (C) required by any governmental authority or body, in each case as determined by the Depositary in its reasonable discretion.

(b) Depositary’s Obligations.

(i) After the Termination Date, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on Deposited Securities, deliver Deposited Securities being withdrawn and to take such actions as provided in the next two paragraphs, in each case subject to payment to the Depositary of the applicable fees and expenses provided in paragraph (7) of this form of ADR (Charges of Depositary).

(ii) After the Termination Date, if the Deposited Securities are listed and publicly traded on a securities exchange and the Depositary believes that it is able, permissible and practicable to sell the Deposited Securities without undue effort, then, the Depositary may endeavor to publicly or privately sell (as long as it may lawfully do so) the Deposited Securities, which sale may be effected in a block sale/single lot transaction and, after the settlement of such sale(s), to the extent legally permissible and practicable, distribute or hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sale(s), less any amounts owing to the Depositary (including, without limitation, cancellation fees), together with any other cash then held by it under the Deposit Agreement, in trust, without liability for interest, for the pro rata benefit of the Holders entitled thereto. If the Depositary sells the Deposited Securities, the Depositary shall be discharged from all, and cease to have any, obligations under the Deposit Agreement and the ADRs after making such sale, except to account for such net proceeds and other cash.

(iii) However, if the Deposited Securities are not listed and publicly traded on a securities exchange after the Termination Date, or if, for any reason, the Depositary does not sell the Deposited Securities, the Depositary shall use its reasonable efforts to ensure that the ADSs cease to be DTC eligible and that neither DTC nor any of its nominees shall thereafter be a Holder. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a Holder, to the extent the Company is not, to the Depositary’s knowledge, insolvent or in bankruptcy or liquidation, the Depositary shall:

(A)       cancel this ADR and all other outstanding ADRs,

(B)       request DTC to provide the Depositary with information on those holding ADSs through DTC and, upon receipt thereof, revise the ADR Register to reflect the information provided by DTC,

(C)       instruct its Custodian to deliver all Deposited Securities to the Company, a subsidiary or affiliate or registered office provider of the Company (the subsidiary or affiliate being the “Company Representative”) or an independent trust company engaged by the Company (the “Trustee”) to hold those Deposited Securities in trust for the beneficial owners of the ADRs if the Company is not permitted to hold any of the Deposited Securities under applicable law and/or the Company has directed the Depositary to deliver such Deposited Securities to a Company Representative or Trustee along with a stock transfer form and/or such other instruments of transfer covering such Deposited Securities as are needed under applicable law, in either case referring to the names set forth on the ADR Register, and

(D)       provide the Company with a copy of the ADR Register (which copy may be sent by email or by any means permitted under the notice provisions of the Deposit Agreement).

Upon receipt of any instrument of transfer covering such Deposited Securities and the ADR Register, the Company shall deliver to each person reflected on such ADR Register appropriate documentation to effect the transfer to such persons of the Deposited Securities previously represented by the ADSs evidenced by their ADRs.

To the extent the Depositary reasonably believes that the Company is insolvent, or if the Company is in receivership, has filed for bankruptcy and/or is otherwise in restructuring, administration or liquidation, and in any such case the Deposited Securities are not listed and publicly traded on a securities exchange after the Termination Date, or if, for any reason, the Depositary believes it is not able to or cannot practicably sell the Deposited Securities promptly and without undue effort, the Deposited Securities shall be deemed to have no value (and such Holders shall be deemed to have instructed the Depositary that the Deposited Securities have no value). The Depositary may, but shall not be obligated to, and the Holders irrevocably consent and agree that the Depositary may, instruct its Custodian to deliver all Deposited Securities to the Company (acting, as applicable by its administrator, receiver, administrative receiver, liquidator, provisional liquidator, restructuring officer, interim restructuring officer, trustee, controller or other entity overseeing the bankruptcy, insolvency, administration, restructuring or liquidation process) and notify the Company that the Deposited Securities are surrendered for no consideration. The Company shall, subject to applicable law, promptly accept the surrender of the Deposited Securities for no consideration and deliver to the Depositary a written notice confirming (A) the acceptance of the surrender of the Deposited Securities for no consideration and (B) the cancellation of such Deposited Securities. Promptly after notifying the Company that the Deposited Securities are surrendered for no consideration and irrespective of whether the Company has complied with the immediately preceding sentence, the Depositary shall notify Holders that their ADSs have been cancelled with no consideration being payable to Holders.

Upon the Depositary’s compliance with the provisions of this subparagraph (17)(b)(iii), the Depositary and its agents shall be discharged from all, and cease to have any, obligations under the Deposit Agreement and the ADRs.

(c) Company’s Obligations. After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations under this paragraph (17) and its obligations to the Depositary and its agents.

(d) Establishment of Unsponsored ADR Program. Notwithstanding anything to the contrary, in connection with any Termination pursuant to this paragraph (17), the Depositary may, in its sole discretion and without notice to the Company, establish an unsponsored American depositary share program (on such terms as the Depositary may determine) for the Shares and make available to Holders a means to withdraw the Shares represented by the ADSs issued under the Deposit Agreement and to direct the deposit of such Shares into such unsponsored American depositary share program, subject, in each case, to receipt by the Depositary, at its discretion, of the fees, charges and expenses provided for in paragraph (7) hereof and the fees, charges and expenses applicable to the unsponsored American depositary share program.”

SECTION 2.15. A new Paragraph (21) entitled (Jurisdiction) is added at the end of the form of ADR, and each outstanding ADR, to read as follows:

“(21) Jurisdiction. By holding or owning an ADR or ADS or an interest therein, Holders and beneficial owners of ADRs, or an interest therein, each irrevocably agree that any legal suit, action or proceeding against or involving Holders or beneficial owners of ADRs, or an interest therein, brought by the Company or the Depositary, arising out of or based upon the Deposit Agreement, the ADSs, the ADRs or the transactions contemplated therein, herein, thereby or hereby, may be instituted in a federal or state court in New York, New York, and by holding or owning an ADR or ADS or an interest therein each irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.

By holding or owning an ADR or ADS or an interest therein, Holders and beneficial owners of ADRs, or an interest therein, each also irrevocably agree that any legal suit, action or proceeding against or involving the Depositary and/or the Company brought by Holders or beneficial owners of ADRs, or an interest therein, arising out of or based upon the Deposit Agreement, the ADSs, the ADRs or the transactions contemplated therein, herein, thereby or hereby, including, without limitation, claims under the Securities Act of 1933, may be instituted only in the United States District Court for the Southern District of New York (or in the state courts of New York County in New York if either (i) the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (ii) the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable).”

SECTION 2.16. All references to (a) the applicable Section headings of the Deposit Agreement, (b) the applicable Paragraph headings of the form of ADR, and (c) the page numbering, contained in the “Table of Contents” to the Deposit Agreement are updated and amended to reflect the amendments set forth in this Article II.

SECTION 2.17. The form of ADR, and all outstanding ADRs issued prior to or subsequent to the Effective Time (including, without limitation, the terms of each ADS issued prior to or subsequent to the Effective Time), are amended and restated to reflect the amendments set forth in this Article II and read as set forth in Exhibit A attached hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and all Holders, that:

(a) This Amendment, when executed and delivered by the Company, will be duly and validly authorized, executed and delivered by the Company, and it and the Deposit Agreement as amended hereby constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder, none of such agreements or documents need to be filed or recorded with any court or other authority in Brazil, nor does any stamp or similar tax or governmental charge need to be paid in Brazil on or in respect of any such agreements and documents.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Effective Time. This Amendment shall be effective as of the Effective Time; provided that any amendment contained herein that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders or beneficial owners of ADSs, or an interest therein, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder and beneficial owner of ADSs, or an interest therein, as of and following the Effective Time shall be deemed, by continuing to hold such ADR, to consent and agree to this Amendment and to be bound by the Deposit Agreement as amended by this Amendment.

SECTION 4.02. Ratification; Rights and Obligations; Conflicts. By executing this Amendment, the parties hereto ratify and confirm the terms of the Deposit Agreement, as modified by the terms of this Amendment. Other than set forth herein, nothing in this Amendment shall affect any of the respective rights or obligations of any of the parties hereto under the Deposit Agreement. If there shall be any conflict in the terms and conditions of the Deposit Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall control and be binding.

SECTION 4.03. Outstanding ADRs. As of the Effective Time, ADRs issued prior to or subsequent to the Effective Time (including, without limitation, the terms of each ADS issued prior to or subsequent to the Effective Time), which do not reflect the amendments and changes to the form of ADR effected hereby, are hereby deemed amended to reflect such changes to the form of ADR effected hereto and to conform to the form of ADR set forth in Exhibit A attached hereto, and do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement.

SECTION 4.04. Indemnification and Exoneration. The provisions contained in Section 15 of the Deposit Agreement, as well as the exoneration provisions contained in Paragraph 15 of the form of ADR (as amended hereby), are incorporated herein by this reference and deemed to be a part hereof and applicable hereto as if directly set forth herein, and such provisions shall apply to any and all losses, liabilities, expenses and/or damages (including reasonable fees and expenses of counsel) the Depositary, the Custodian and their respective directors, officers, employees, agents and affiliates incur or suffer in connection with, or as a result or by reason of, the terms of this Amendment and the transactions contemplated herein.

SECTION 4.05. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE APPLICATION OF THE CONFLICT OF LAW PRINCIPLES THEREOF.

SECTION 4.06. Incorporation by Reference. The provisions of Sections 16 through 18 of the Deposit Agreement, as amended by this Amendment, are incorporated herein by this reference and are deemed to be a part hereof applicable hereto as if directly set forth herein.

SECTION 4.07. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission (including “.pdf”, “.tif” or similar format) shall be effective as delivery of a manually executed counterpart hereof.

[Signature page follows]

IN WITNESS WHEREOF, embraer s.a. and JPMORGAN CHASE BANK, N.A. have duly executed this Amendment No. 1 to the Third Amended and Restated Deposit Agreement as of the day and year first above set forth and all Holders shall become parties hereto upon acceptance by them of ADSs issued in accordance with the terms hereof, or upon acquisition of any beneficial interest therein.

EMBRAER S.A.

By:	_____________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:	_____________________________
Name:
Title:

[Signature Page to Amendment No. 1 to Third Amended and Restated Deposit Agreement]

EXHIBIT A
TO

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

ANNEXED TO AND INCORPORATED IN

DEPOSIT AGREEMENT

[FORM OF FACE OF ADR]

___________________ Number	No. of ADSs:
___________________ Each ADS represents One (1) Share
CUSIP:

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

COMMON SHARES

of

EMBRAER S.A.

(Incorporated under the laws of Brazil)

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States of America, as depositary hereunder (the “Depositary”), hereby certifies that ____________ is the registered owner (a “Holder”) of ________________ American Depositary Shares (“ADSs”), each (subject to paragraph (13)) representing one (1) common share (including the rights to receive Shares described in paragraph (1), “Shares” and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the “Deposited Securities”), of Embraer S.A., a corporation organized under the laws of Brazil (the “Company”), deposited under the Third Amended and Restated Deposit Agreement dated as of November 18, 2019 (as amended from time to time, the “Deposit Agreement”) among the Company, the Depositary and all Holders from time to time of American Depositary Receipts issued thereunder (“ADRs”), each of whom by accepting an ADR becomes a party thereto. The Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the application of the conflict of law principles thereof. Defined terms used herein, and not defined herein, shall have the meanings ascribed to them in the Deposit Agreement.

(1) Issuance of ADSs. This ADR is one of the ADRs issued under the Deposit Agreement. Subject to the other provisions hereof, the Depositary may so issue ADRs for delivery at the Transfer Office (as hereinafter defined) only against deposit of: (a) Shares in form satisfactory to the Custodian; or (b) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs.

Every person depositing Shares under the Deposit Agreement represents and warrants that (a) such Shares and the certificates therefor are duly authorized, validly issued and outstanding, fully paid, nonassessable and legally obtained by such person (b) all pre-emptive and comparable rights, if any, with respect to such Shares have been validly waived or exercised, (c) the person making such deposit is duly authorized so to do, (d) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and (e) such Shares (A) are not “restricted securities” as such term is defined in Rule 144 under the Securities Act of 1933 (“Restricted Securities”) unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. To the extent the person depositing Shares is an “affiliate” of the Company as such term is defined in Rule 144, the person also represents and warrants that upon the sale of the ADSs, all of the provisions of Rule 144 which enable the Shares to be freely sold (in the form of ADSs) will be fully complied with and, as a result thereof, all of the ADSs issued in respect of such Shares will not be on the sale thereof, Restricted Securities. Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered. The Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate compliance with the requirements of the laws, rules and regulations of the United States, including, but not limited to, Securities Act of 1933 and the rules and regulations promulgated thereunder.

(2) Withdrawal of Deposited Securities. Subject to paragraphs (4) and (5), upon surrender of (i) a certificated ADR in a form satisfactory to the Depositary at the Transfer Office or (ii) proper instructions and documentation in the case of a Direct Registration ADR, the Holder hereof is entitled to delivery at, or to the extent in dematerialized form from, the Custodian’s office of the Deposited Securities at the time represented by the ADSs evidenced by this ADR. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder. Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

(3) Transfers of ADRs. The Depositary or its agent will keep, at a designated transfer office (the “Transfer Office”), (a) a register (the “ADR Register”) for the registration, registration of transfer, combination and split-up of ADRs, and, in the case of Direct Registration ADRs, shall include the Direct Registration System, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs. The term ADR Register includes the Direct Registration System. Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the ADR Register as the absolute owner hereof for all purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement or any ADR to any beneficial owner of an ADS, unless such beneficial owner is the Holder hereof. Subject to paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the aggregate number of ADSs surrendered for split-up or combination, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when deemed expedient by it or, in the case of the issuance book portion of the ADR Register, when reasonably requested by the Company solely in order to enable the Company to comply with applicable law or regulations of the CVM. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted.

(4) Certain Limitations. Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph (2), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) of this ADR; (b) the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement and any regulations which the Depositary is informed of in writing by the Company which are deemed desirable by the Depositary, the Company or the Custodian to facilitate compliance with any applicable rules or regulations of the Central Bank or CVM.

The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary.

(5) Liability for Taxes, Duties and Other Charges. If any tax or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary and by holding or having held this ADR or any ADSs evidenced hereby, the Holder and all beneficial owners hereof and thereof, and all prior Holders and beneficial owners hereof and thereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect of such tax or other governmental charge. Each Holder of this ADR and beneficial owner of the ADSs evidenced hereby, and each prior Holder and beneficial owner hereof and thereof (collectively, the “Tax Indemnitors”), by holding or having held an ADR or an interest in ADSs, acknowledges and agrees that the Depositary shall have the right to seek payment of amounts owing with respect to this ADR under this paragraph (5) from any one or more Tax Indemnitor(s) as determined by the Depositary in its sole discretion, without any obligation to seek payment from any other Tax Indemnitor(s). The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the last sentence of paragraph (2), any withdrawal of such Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities, and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. The Depositary will forward to the Company such information from its records as the Company may reasonably request to enable the Company to file any necessary reports with governmental authorities or agencies, and either the Company or the Depositary may file any such reports necessary to obtain benefits under any applicable tax treaties for Holders. The Depositary shall cooperate with the Company in the Company’s efforts to make and maintain arrangements enabling Holders to receive any tax credits or other benefits (pursuant to treaty or otherwise) relating to dividend payments on the ADSs, and the Depositary shall, to the extent reasonably practicable, provide the Company with such documents as the Company may reasonably request to maintain such arrangements. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto. Each Holder and beneficial owner of ADSs agrees to indemnify the Depositary, the Company, the Custodian and any of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained. The obligations of Holders and beneficial owners of ADSs under this paragraph (5) shall survive any transfer of ADSs, any surrender of ADSs, the withdrawal of Deposited Securities and any termination of the Deposit Agreement.

(6) Disclosure of Interests. Holders and holders of interests in ADSs will be subject to the provisions of the Company’s Articles of Incorporation, to Instruction No. 358/02 of the CVM (“Instruction No. 358/02”) and any other regulations of Brazil or the U.S. securities laws relating to disclosure of interests in Shares. Under Instruction No. 358/02, a Holder, a holder of an interest in ADSs, or groups of Holders or of holders of interests in ADSs, will have a duty to notify the Company and the stock exchanges on which the Company’s securities are traded if such Holder, holder of an interest in ADSs, or groups of Holders or of holders of interests in ADSs, acquires Shares that, together with the Shares already held by them, equals or exceeds 5% of the capital stock of the Company. Such Holder, holder of an interest in ADSs, or groups of Holders or of holders of interests in ADSs, may be required to further notify the Company and stock exchanges on which the Company’s securities are traded of certain changes in ownership of the Shares after the first notification. Under Instruction No. 358/02, the Company may make inquiries if the Company knows or has reasonable cause to believe that a Holder, a holder of an interest in ADSs, or groups of Holders or of holders of interests in ADSs, has any interest in Shares (including its interest in Shares represented by ADSs). Holders and beneficial owners of interests in ADRs agree to comply with all such disclosure requirements, inquiries and ownership limitations and to comply with any reasonable Company instructions in respect thereof. The Company reserves the right to instruct Holders (and through any such Holder, the beneficial owners of, or in, ADSs evidenced by the ADRs registered in such Holder’s name) to deliver their ADSs for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Holder and/or beneficial owner thereof as a holder of Shares and Holders and beneficial owners agree to comply with such instructions. The Depositary agrees to cooperate with the Company in its efforts to inform Holders of the Company’s exercise of its rights under this paragraph and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Company on the manner or manners in which it may enforce such rights with respect to any Holder.

(7) Charges of Depositary.

(a) Rights of the Depositary. The Depositary may charge, and collect from, (i) each person to whom ADSs are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10) (Distributions on Deposited Securities)), issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or the Deposited Securities, and (ii) each person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason, a fee of up to U.S.$5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered, or upon which a Share Distribution or elective distribution is made or offered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge.

(b) Additional Fees, Charges and Expenses by the Depositary. The following additional fees, charges and expenses shall also be incurred by the Holders, the beneficial owners of ADRs, or an interest therein, by any party depositing or withdrawing Shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Securities or a distribution of ADSs pursuant to paragraph (10) (Distributions on Deposited Securities)), whichever is applicable:

(i)	a fee of up to U.S.$0.05 per ADS held for any Cash distribution made, or for any elective cash/stock dividend offered, pursuant to the Deposit Agreement,

(ii)	a fee of up to U.S.$0.05 per ADS held for the direct or indirect distribution of securities (other than ADSs or rights to purchase additional ADSs pursuant to paragraph (10) hereof) or the net cash proceeds from the public or private sale of any such securities, regardless of whether any such distribution and/or sale is made by, for, or received from, or (in each case) on behalf of, the Depositary, the Company and/or any third party (which fee may be assessed against Holders as of a record date set by the Depositary),

(iii)	an aggregate fee of up to U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the Depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Holders as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions), and

(iv)	an amount for the reimbursement of such charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian, as well as charges and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary’s or its Custodian’s compliance with applicable law, rule or regulation (which charges and expenses may be assessed on a proportionate basis against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge or expense from one or more cash dividends or other cash distributions).

(c) Other Obligations, Fees, Charges and Expenses. The Company will pay all other fees, charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except:

(i)	stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares);

(ii)	a transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication) as disclosed on the “Disclosures” page (or successor page) of www.adr.com (as updated by the Depositary from time to time, “ADR.com”) and any applicable delivery expenses (which are payable by such persons or Holders); and

(iii)	transfer or registration expenses for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities).

(d) Foreign Exchange Related Matters. To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the Depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars (“FX Transactions”). For certain currencies, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such FX Transactions.

The foreign exchange rate applied to an FX Transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable. The Depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosure” page (or successor page) of www.adr.com (as updated by the Depositary from time to time, “ADR.com”). Such applicable foreign exchange rate and spread may (and neither the Depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the Company, the Depositary, Holders or beneficial owners of ADSs. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

Notwithstanding the foregoing, to the extent the Company provides U.S. dollars to the Depositary, neither the Bank nor any of its affiliates will execute an FX Transaction as set forth herein. In such case, the Depositary will distribute the U.S. dollars received from the Company.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the Depositary on ADR.com. The Company, Holders and beneficial owners of ADSs each acknowledge and agree that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the Deposit Agreement.

(e) Disclosure of Potential Depositary Payments. The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the ADR program upon such terms and conditions as the Company and the Depositary may agree from time to time. The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

(f) The right of the Depositary to charge and receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

(8) Available Information. The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office. The Depositary will distribute copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the United States Securities and Exchange Commission (the “Commission”). Such reports and other information may be inspected and copied through the Commission’s EDGAR system or at public reference facilities maintained by the Commission located at the date hereof at 100 F Street, NE, Washington, DC 20549.

(9) Execution. This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated:

JPMORGAN CHASE BANK, N.A., as Depositary

By
Authorized Officer

The Depositary’s office is located at 270 Park Avenue, Floor 8, New York, New York 10017.

[FORM OF REVERSE OF ADR]

(10) Distributions on Deposited Securities. Subject to paragraphs (4) (Certain Limitations to Registration, Transfer etc.) and (5) (Liability of Holder or Beneficial Owner for Taxes, Duties and other Charges), to the extent practicable, the Depositary will distribute to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder's ADRs:

(a) Cash. Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph (10) ("Cash"), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being permissible or practicable with respect to certain Holders, and (iii) deduction of the Depositary's and/or its agents' fees and expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner.

To the extent that any of the Deposited Securities is not or shall not be entitled, by reason of its date of issuance, or otherwise, to receive the full amount of such cash dividend, distribution, or net proceeds of sales, the Depositary shall make appropriate adjustments in the amounts distributed to the Holders issued in respect of such Deposited Securities. To the extent the Company or the Depositary shall be required to withhold and does withhold from any cash dividend, distribution or net proceeds from sales in respect of any Deposited Securities an amount on account of taxes, the amount distributed on the ADSs issued in respect of such Deposited Securities shall be reduced accordingly.

To the extent the Depositary determines in its discretion that it would not be permitted by applicable law, rule or regulation, or it would not otherwise be practicable, to convert foreign currency into U.S. dollars and/or distribute such U.S. dollars to any or all of the Holders entitled thereto, the Depositary may in its discretion distribute some or all of the foreign currency received by the Depositary as it deems permissible and practicable to, or retain and hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

(b) Shares. (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of public or private sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash.

(c) Rights. (i) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of the public or private sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and/or such sales cannot practicably be accomplished by reason of the non-transferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse).

(d) Other Distributions. (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of public or private sales of Other Distributions as in the case of Cash.

(e) To the extent that the Depositary determines in its discretion that any distribution pursuant to this paragraph (10) (Distributions on Deposited Securities) would not be permissible by applicable law, rule or regulation, or is not otherwise practicable with respect to any or all Holders, the Depositary may in its discretion make such distribution as it so deems permissible and practicable, including the distribution of some or all of any Cash, foreign currency, securities or other property (or appropriate documents evidencing the right to receive some or all of any such Cash, foreign currency, securities or other property), and/or the Depositary may retain and hold some or all of such Cash, foreign currency, securities or other property as Deposited Securities with respect to the applicable Holders' ADRs (without liability for interest thereon or the investment thereof).

(f) To the extent the Depositary retains and holds any Cash, foreign currency, securities or other property as permitted under this paragraph (10) (Distributions on Deposited Securities), any and all fees, charges and expenses related to, or arising from, the holding thereof (including, but not limited to those provided in paragraph (7) of this form of ADR (Charges of Depositary)) shall be paid from such Cash, foreign currency, securities or other property, or the net proceeds from the sale thereof, thereby reducing the amount so held hereunder.

(g) Sales. In all instances where the Deposit Agreement or the form of ADR refers to a "sale" (or words of similar import) of securities or property, the Depositary may, but shall not be obligated, to effect any such sale unless the securities to be sold are listed and publicly traded on a securities exchange or there is a public market for the property to be sold. To the extent the securities are not so listed and publicly traded or there is no public market for the property so distributed by the Company:

(i) the Depositary shall, in the event the Deposit Agreement is Terminated and the Depositary holds Deposited Securities that are not listed and publicly traded or property for which there is no public market after the Termination Date, act in accordance with paragraph (17)(b) of the form of ADR in respect of such securities and property; and

(ii) in the event the Depositary or its Custodian receives (A) an Other Distribution under paragraph (10) consisting of securities or property that are not distributed by the Depositary pursuant to this paragraph (10) or (B) a distribution of Rights that falls under subparagraph (10)(c)(iii) above, the Depositary will not Terminate the Deposit Agreement under paragraph (17)(a)(ii)(D) of the form of ADR but, in lieu of Termination, the Depositary will, in the case of an Other Distribution, be deemed to have sold the aggregate number of securities and/or property so received for nominal value and shall have no obligation to distribute such securities or any proceeds from the deemed sale thereof to the Holders and, in the case of Rights that fall under subparagraph (10)(c)(iii) above, allow such Rights to lapse.

Furthermore, in the event the Depositary endeavors to make a sale of Shares, other securities or property, such securities and/or property may be sold in a block sale or single lot transaction.

The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities and/or property hereunder. Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated above and/or under paragraph (7) (Charges of Depositary). All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth on the "Disclosures" page (or successor page) of ADR.com, the location and contents of which the Depositary shall be solely responsible for.

(h) Any U.S. dollars available will be paid via wire transfer and/or distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices.

(11) Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive foreign currency, as a Cash dividend or Other Distribution or as the net proceeds from the sale of securities, property or rights, which, in the judgment of the Depositary can then be converted on a reasonable basis into U.S. dollars which can, at the time of receipt thereof, be transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into U.S. dollars and shall transfer the resulting U.S. dollars (net of its charges and expenses in effecting such conversion) to the United States. Such U.S. dollars shall be distributed as promptly as practicable to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments that entitle the holders thereof to such U.S. dollars, then to the holders of such warrants or instruments, as applicable, upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions or otherwise. If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, including without limitation, Central Bank registration, the Depositary shall, at the written request of the Company, unless prohibited pursuant to applicable law or otherwise impracticable in the reasonable opinion of the Depositary, file such application for approval or license, if any, as it shall deem practicable; provided, however that the Depositary shall be entitled to rely upon Brazilian local counsel in such matters, which counsel shall be instructed to act as promptly as possible. The Company shall not be obliged to make any such filing on behalf of the Depositary. If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any governmental authority or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable at a reasonable cost or within a reasonable period, the Depositary may, subject to applicable laws and regulations, and after consultation with the Company, either distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to, or hold such foreign currency (without liability for interest thereon) for the respective accounts of, the Holders entitled to receive the same; provided, however, that if requested in writing by a Holder entitled thereto, the Depositary may, in its discretion, distribute the foreign currency, as promptly as practicable. If any such conversion of foreign currency, in whole or in part, can be effected for distribution to some but not all of the Holders entitled thereto, the Depositary shall make such conversion and distribution in U.S. dollars to the extent permissible to the Holders entitled thereto and may either so distribute or hold such balance (without liability for interest thereon) for the respective accounts of, the Holders entitled thereto for whom such conversion and distribution is not practicable; provided, however, that if requested in writing by a Holder entitled thereto and permitted by applicable law, the Depositary may, in its discretion, distribute the foreign currency, as promptly as practicable.

(12) Record Dates. The Depositary may, after consultation with the Company if practicable, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be responsible for the fee assessed by the Depositary for administration of the ADR program and for any expenses provided for in paragraph (7) hereof as well as for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled or obligated.

(13) Voting of Deposited Securities.

(a) Notice of any Meeting or Solicitation. As soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix the ADS record date in accordance with paragraph (12) above in respect of such meeting or solicitation of consent or proxy, provided that if the Depositary receives a written request from the Company in a timely manner and at least 30 days prior to the date of such vote or meeting, the Depositary shall, at the Company’s expense and provided no legal prohibitions exist, distribute to Holders a notice (the “Voting Notice”) stating (i) such information as is contained in the materials provided by the Company particular to such vote and meeting and any solicitation materials, (ii) that each Holder on the record date set by the Depositary therefor may, subject to any applicable provisions of Brazilian law, the Company’s Articles of Incorporation and the provisions hereof, be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such Holder’s ADRs and (iii) the manner in which such instructions may be given, including the ability to vote in favor of, against, or to abstain from voting on, any and all resolutions other than those related to the election of nominees for the Company’s Board of Directors and, with respect to resolutions to elect nominees for the Company’s Board of Directors, the ability to vote in favor of or against such resolutions or to give a discretionary proxy with respect to such resolutions to a person designated by the Company. Each Holder shall be solely responsible for the forwarding of Voting Notices to the beneficial owners of interests in the ADSs registered in such Holder’s name. There is no guarantee that Holders and beneficial owners of interests in ADSs generally or any Holder or beneficial owners of interests in ADSs in particular will receive the Voting Notice with sufficient time to enable such Holder or beneficial owner of interests in ADSs to return any voting instructions to the Depositary in a timely manner.

(b) Voting of Deposited Securities. Holders and beneficial owners of interests in ADSs agree that they will not submit voting instructions with respect to the Deposited Securities represented by any ADSs that they have borrowed. Following actual receipt by the ADR department responsible for proxies and voting of Holders’ instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for DTC), the Depositary shall, in the manner and on or before the time established by the Depositary for such purpose, endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities represented by the ADSs evidenced by such Holders’ ADRs in accordance with such instructions insofar as practicable and permitted under the provisions of or governing Deposited Securities, including, without limitation, the rules on limitation on voting rights of certain shareholders provided for in the Company’s Articles of Incorporation. The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities. The Depositary and its agent may assume that all voting instructions received by the Depositary were given with respect to Deposited Securities represented by ADSs that were not borrowed by the provider of such voting instructions. Notwithstanding the foregoing, to the extent the Company determines that a Holder and/or beneficial owner of interests in ADSs provided voting instructions with respect to Deposited Securities represented by ADSs borrowed by such Holder and/or beneficial owner, as the case may be, the Company may disregard the voting instructions provided with respect to the Deposited Securities represented by such borrowed ADSs. Neither the Depositary, the Custodian nor any of their respective agents shall incur any liability to Holders or beneficial owners of interests in ADSs as a result of any of the Company’s voting instruction determinations.

The Company notifies Holders and all persons holding interests in ADSs that the election of nominees for the Company’s Board of Directors shall be conducted according to slate voting, unless cumulative voting is adopted according to the provisions set forth in the Company’s Articles of Incorporation. To the extent slate voting is utilized for the election of nominees for the Company’s Board of Directors at any meeting, Holders are advised that (a) if a Holder provides instructions to give a discretionary proxy on the resolution relating to the election of nominees for the Company’s Board of Directors to a person designated by the Company, such discretionary proxy will be used by such person to vote the Shares represented by the ADSs for which such discretionary proxy is granted in favor of the slate of nominees proposed by the Company’s Board of Directors, (b) the Shares represented by ADSs with voting instructions in favor of the slate of nominees proposed by the Company’s Board of Directors shall be voted for such slate, and (c) the Shares represented by ADSs with voting instructions against the slate of nominees proposed by the Company’s Board of Directors shall be voted against such slate. To the extent cumulative voting is utilized for the election of nominees for the Company’s Board of Directors at any meeting, Holders are advised that (a) if a Holder provides instructions to give a discretionary proxy on the resolution relating to the election of nominees for the Company’s Board of Directors to a person designated by the Company, such discretionary proxy shall allow such person to vote the Shares represented by the ADSs for which such discretionary proxy is granted in any manner such person may desire, including on a cumulative voting basis, (b) the Shares represented by ADSs with voting instructions in favor of the slate of nominees proposed by the Company’s Board of Directors shall be voted one vote for each nominee on such slate, and (c) the Shares represented by ADSs with voting instructions against the slate of nominees proposed by the Company’s Board of Directors shall be voted one vote against each nominee on such slate.

Each Holder will be deemed to be a non-Brazilian shareholder for the purposes of the limitation on the voting rights of non-Brazilian shareholders set forth in the Company’s Articles of Incorporation, unless such Holder provides the Depositary and the Company with sufficient evidence to establish that such shareholder is a “Brazilian shareholder” as defined in the Company’s Articles of Incorporation. The Depositary shall have no obligation to request or assist in obtaining or providing any such evidence and shall have no obligations to Holders or any other person or entity with respect to the application by the Company of the limitations on voting provided for in the Company’s Articles of Incorporation. Holders and persons holding interests in ADSs are encouraged to read the Company’s Articles of Incorporation, and to seek their own legal and financial guidance, to understand such voting limitations.

(c) Alternative Methods of Distributing Materials. Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by any law, regulation or requirement of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of or solicitation of consents or proxies from holders of Deposited Securities, distribute to the Holders a notice that provides Holders with or otherwise publicizes to Holders instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials). Holders are strongly encouraged to forward their voting instructions as soon as possible. Voting instructions will not be deemed received until such time as the ADR department responsible for proxies and voting has received such instructions, notwithstanding that such instructions may have been physically received by JPMorgan Chase Bank, N.A., as Depositary, prior to such time.

(14) Changes Affecting Deposited Securities. Subject to paragraphs (4) and (5), the Depositary may, in its discretion, amend this ADR or distribute additional or amended ADRs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and, irrespective of whether such Deposited Securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company. To the extent the Depositary does not so amend this ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted. Promptly upon the occurrence of any of the aforementioned changes affecting Deposited Securities, the Company shall notify the Depositary in writing of such occurrence and as soon as practicable after receipt of such notice from the Company, may instruct the Depositary to give notice thereof, at the Company’s expense, to Holders in accordance with the provisions hereof. Upon receipt of such instruction, the Depositary shall give notice to the Holders in accordance with the terms thereof, as soon as reasonably practicable.

(15) Exoneration.

(a) Force Majeure, Limitations on Liability and Obligations. The Depositary, the Company, and each of their respective directors, officers, employees, agents and affiliates and each of them shall:

(i)	incur or assume no liability (including, without limitation, to Holders or beneficial owners of ADRs, or an interest therein)

(A)	if any present or future law, rule, regulation, fiat, order or decree of Brazil, the United States or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company’s charter, any act of God, war, terrorism, epidemic, pandemic, nationalization, expropriation, currency restrictions, extraordinary market conditions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, cyber, ransomware or malware attack, computer failure or circumstance beyond its direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the Deposit Agreement or this ADR provides shall be done or performed by it or them (including, without limitation, voting pursuant to paragraph (12) hereof), or

(B)	by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or things which by the terms of the Deposit Agreement it is provided shall or may be done or performed or any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable);

(ii)	in the case of the Depositary and its agents, incur or assume no liability (including, without limitation, to Holders or beneficial owners of ADRs, or an interest therein) except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or willful misconduct and the Depositary shall not be a fiduciary or have any fiduciary duty to Holders or beneficial owners of ADRs, or an interest therein;

(iii)	in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities, the ADSs or this ADR;

(iv)	in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities, the ADSs or this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; and

(v)	not be liable (including, without limitation, to Holders or beneficial owners of ADRs, or an interest therein) for any action or inaction by it in reliance upon the advice of or information from any legal counsel, any accountant, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information and/or, in the case of the Depositary, the Company, provided that the foregoing shall not apply to the Company’s indemnification obligations under the Deposit Agreement.

(b) Insolvency, Liability, etc., of Custodian, Securities Depository, Clearing Agency or Settlement System. The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. Notwithstanding anything to the contrary contained in the Deposit Agreement (including the ADRs) and, subject to the further limitations set forth in this paragraph (14), the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that any Holder has incurred liability directly as a result of the Custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located.

The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system.

(c) The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties.

(d) The Depositary shall be under no obligation to inform Holders or beneficial owners of ADRs, or an interest therein, about the requirements of the laws, rules or regulations or any changes therein or thereto of Brazil, the United States or any other country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.

(e) The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any voting instructions are given, including instructions to give a discretionary proxy to a person designated by the Company, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the Depositary is instructed to grant a discretionary proxy pursuant to paragraph (12) hereof, or for the effect of any such vote.

(f) The Depositary shall endeavor to effect any sale of securities or other property and any conversion of currency, securities or other property, in each case as is referred to or contemplated in the Deposit Agreement or the form of ADR, in accordance with the Depositary’s normal practices and procedures under the circumstances applicable to such sale or conversion, but shall have no liability (in the absence of its own willful default or gross negligence or that of its agents, officers, directors or employees) with respect to the terms of any such sale or conversion, including the price at which such sale or conversion is effected, or if such sale or conversion shall not be practicable, or shall not be believed, deemed or determined to be practicable by the Depositary. Specifically, the Depositary shall not have any liability for the price received in connection with any public or private sale of securities (including, without limitation, for any sale made at a nominal price), the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

(g) The Depositary shall not incur any liability in connection with or arising from any failure, inability or refusal by the Company or any other party, including any share registrar, transfer agent or other agent appointed by the Company, the Depositary or any other party, to process any transfer, delivery or distribution of cash, Shares, other securities or other property, including without limitation upon the Termination of the Deposit Agreement, or otherwise to comply with any provisions of the Deposit Agreement that are applicable to it.

(h) The Depositary may rely upon instructions from the Company or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution.

(i) The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs.

(j) Notwithstanding anything to the contrary set forth in the Deposit Agreement or an ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any ADR or ADRs or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

(k) None of the Depositary, the Custodian or the Company, or any of their respective directors, officers, employees, agents or affiliates shall be liable for the failure by any Holder or beneficial owner of ADRs, or an interest therein, to obtain the benefits of credits or refunds of non-U.S. tax paid against the income tax liability of such Holder or beneficial owner of ADRs, or interest therein.

(l) The Depositary is under no obligation to provide the Holders and beneficial owners of ADRs, or an interest therein, or any of them, with any information about the tax status of the Company. None of the Depositary, the Custodian or the Company, or any of their respective directors, officers, employees, agents and affiliates, shall incur any liability for any tax or tax consequences that may be incurred by Holders or beneficial owners of ADRs, or an interest therein, on account of their ownership or disposition of the ADRs or ADSs.

(m) The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company.

(n) Notwithstanding anything herein or in the Deposit Agreement to the contrary, the Depositary and the Custodian(s) may use third-party delivery services and providers of information regarding matters such as, but not limited to, pricing, proxy voting, corporate actions, class action litigation and other services in connection herewith and the Deposit Agreement, and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders of the Company. Although the Depositary and the Custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third-party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.

(o) The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the Removal or Resignation of the Depositary.

(p) The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances.

(q) Neither the Company, the Depositary nor any of their respective agents shall be liable to Holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including, without limitation, Holders and beneficial owners of ADRs and/or ADSs), whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

(r) No provision of the Deposit Agreement or this ADR is intended to constitute a waiver or limitation of any rights which Holders or beneficial owners of ADRs, or an interest therein, may have under the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable.

(16) Resignation and Removal of Depositary; the Custodian. The Depositary may resign as Depositary by written notice of its election to do so delivered to the Company such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by no less than 60 days’ prior written notice of such removal, to become effective upon the later of (i) the 60th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may appoint substitute or additional Custodians (to the extent multiple Custodians are permitted under law) and the term “Custodian” refers to each Custodian or all Custodians as the context requires; provided, however, that at no time without the proper Brazilian governmental approvals shall the Depositary have more than one Custodian acting for it hereunder.

(17) Amendment. Subject to the last sentence of paragraph (2), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders or beneficial owners of, or in, ADSs, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder and beneficial owner of ADSs at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or beneficial owners of, or in, ADSs. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance. Notice of any amendment to the Deposit Agreement or form of ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and beneficial owners of, or in, ADSs to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary).

(18) Termination.

(a) Termination by the Depositary and the Company.

(i) The Depositary shall, at any time at the written direction of the Company, Terminate the Deposit Agreement by mailing notice of such termination to the Holders at least thirty (30) days prior to the Termination Date.

(ii) The Depositary may also Terminate the Deposit Agreement by mailing notice of such termination to the Holders at least thirty (30) days prior to the Termination Date if (A) sixty (60) days shall have expired after the Resignation Notice Date and a successor Depositary shall not be operating under the Deposit Agreement, (B) sixty (60) days shall have expired after the Removal Notice Date and a successor Depositary shall not be operating under the Deposit Agreement, (C) the Company is bankrupt, in liquidation proceedings or insolvent, (D) the Shares cease to be listed on an internationally recognized securities exchange, (E) the Company effects (or will effect) a redemption of all or substantially all of the Deposited Securities, or a cash or Share distribution representing a return of all or substantially all of the value of the Deposited Securities, (F) there are no Deposited Securities with respect to ADSs remaining, including if the Deposited Securities are cancelled, or the Deposited Securities have been deemed to have no value, or (G) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of Deposited Securities.

(iii) Additionally, the Depositary may immediately Terminate the Deposit Agreement, without prior notice to the Company, any Holder or beneficial owner of ADRs, or an interest therein, or any other person if (A) required by any law, rule or regulation relating to sanctions by any governmental authority or body, (B) the Depositary would be subject to liability under or pursuant to any law, rule or regulation, or (C) required by any governmental authority or body, in each case as determined by the Depositary in its reasonable discretion.

(b) Depositary’s Obligations.

(i) After the Termination Date, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on Deposited Securities, deliver Deposited Securities being withdrawn and to take such actions as provided in the next two paragraphs, in each case subject to payment to the Depositary of the applicable fees and expenses provided in paragraph (7) of this form of ADR (Charges of Depositary).

(ii) After the Termination Date, if the Deposited Securities are listed and publicly traded on a securities exchange and the Depositary believes that it is able, permissible and practicable to sell the Deposited Securities without undue effort, then, the Depositary may endeavor to publicly or privately sell (as long as it may lawfully do so) the Deposited Securities, which sale may be effected in a block sale/single lot transaction and, after the settlement of such sale(s), to the extent legally permissible and practicable, distribute or hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sale(s), less any amounts owing to the Depositary (including, without limitation, cancellation fees), together with any other cash then held by it under the Deposit Agreement, in trust, without liability for interest, for the pro rata benefit of the Holders entitled thereto. If the Depositary sells the Deposited Securities, the Depositary shall be discharged from all, and cease to have any, obligations under the Deposit Agreement and the ADRs after making such sale, except to account for such net proceeds and other cash.

(iii) However, if the Deposited Securities are not listed and publicly traded on a securities exchange after the Termination Date, or if, for any reason, the Depositary does not sell the Deposited Securities, the Depositary shall use its reasonable efforts to ensure that the ADSs cease to be DTC eligible and that neither DTC nor any of its nominees shall thereafter be a Holder. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a Holder, to the extent the Company is not, to the Depositary’s knowledge, insolvent or in bankruptcy or liquidation, the Depositary shall:

(A)	cancel this ADR and all other outstanding ADRs,

(B)	request DTC to provide the Depositary with information on those holding ADSs through DTC and, upon receipt thereof, revise the ADR Register to reflect the information provided by DTC,

(C)	instruct its Custodian to deliver all Deposited Securities to the Company, a subsidiary or affiliate or registered office provider of the Company (the subsidiary or affiliate being the “Company Representative”) or an independent trust company engaged by the Company (the “Trustee”) to hold those Deposited Securities in trust for the beneficial owners of the ADRs if the Company is not permitted to hold any of the Deposited Securities under applicable law and/or the Company has directed the Depositary to deliver such Deposited Securities to a Company Representative or Trustee along with a stock transfer form and/or such other instruments of transfer covering such Deposited Securities as are needed under applicable law, in either case referring to the names set forth on the ADR Register, and

(D)	provide the Company with a copy of the ADR Register (which copy may be sent by email or by any means permitted under the notice provisions of the Deposit Agreement).

Upon receipt of any instrument of transfer covering such Deposited Securities and the ADR Register, the Company shall deliver to each person reflected on such ADR Register appropriate documentation to effect the transfer to such persons of the Deposited Securities previously represented by the ADSs evidenced by their ADRs.

To the extent the Depositary reasonably believes that the Company is insolvent, or if the Company is in receivership, has filed for bankruptcy and/or is otherwise in restructuring, administration or liquidation, and in any such case the Deposited Securities are not listed and publicly traded on a securities exchange after the Termination Date, or if, for any reason, the Depositary believes it is not able to or cannot practicably sell the Deposited Securities promptly and without undue effort, the Deposited Securities shall be deemed to have no value (and such Holders shall be deemed to have instructed the Depositary that the Deposited Securities have no value). The Depositary may, but shall not be obligated to, and the Holders irrevocably consent and agree that the Depositary may, instruct its Custodian to deliver all Deposited Securities to the Company (acting, as applicable by its administrator, receiver, administrative receiver, liquidator, provisional liquidator, restructuring officer, interim restructuring officer, trustee, controller or other entity overseeing the bankruptcy, insolvency, administration, restructuring or liquidation process) and notify the Company that the Deposited Securities are surrendered for no consideration. The Company shall, subject to applicable law, promptly accept the surrender of the Deposited Securities for no consideration and deliver to the Depositary a written notice confirming (A) the acceptance of the surrender of the Deposited Securities for no consideration and (B) the cancellation of such Deposited Securities. Promptly after notifying the Company that the Deposited Securities are surrendered for no consideration and irrespective of whether the Company has complied with the immediately preceding sentence, the Depositary shall notify Holders that their ADSs have been cancelled with no consideration being payable to Holders.

Upon the Depositary’s compliance with the provisions of this subparagraph (17)(b)(iii), the Depositary and its agents shall be discharged from all, and cease to have any, obligations under the Deposit Agreement and the ADRs.

(c) Company’s Obligations. After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations under this paragraph (17) and its obligations to the Depositary and its agents.

(d) Establishment of Unsponsored ADR Program. Notwithstanding anything to the contrary, in connection with any Termination pursuant to this paragraph (17), the Depositary may, in its sole discretion and without notice to the Company, establish an unsponsored American depositary share program (on such terms as the Depositary may determine) for the Shares and make available to Holders a means to withdraw the Shares represented by the ADSs issued under the Deposit Agreement and to direct the deposit of such Shares into such unsponsored American depositary share program, subject, in each case, to receipt by the Depositary, at its discretion, of the fees, charges and expenses provided for in paragraph (7) hereof and the fees, charges and expenses applicable to the unsponsored American depositary share program.

(19) Appointment; Acknowledgements and Agreements. Each Holder and beneficial owner of ADSs, upon acceptance of any ADSs or ADRs (or any interest in any of them) issued in accordance with the terms and conditions of the Deposit Agreement shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable ADR(s), (b) appoint the Depositary as its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof, and (c) acknowledge and agree that (i) nothing in the Deposit Agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto nor establish a fiduciary or similar relationship among such parties, (ii) the Depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about the Company, Holders, beneficial owners of, or in, ADSs and/or their respective affiliates, (iii) the Depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with the Company, Holders, beneficial owners of, or in, ADSs and/or the affiliates of any of them, (iv) the Depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to the Company or the Holders or beneficial owners of, or in, ADSs may have interests, (v) nothing contained in the Deposit Agreement or any ADR(s) shall (A) preclude the Depositary or any of its divisions, branches or affiliates from engaging in such transactions or establishing or maintaining such relationships, or (B) obligate the Depositary or any of its divisions, branches or affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships, (vi) the Depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the Depositary and (vii) notice to a Holder shall be deemed, for all purposes of the Deposit Agreement and this ADR, to constitute notice to any and all beneficial owners of the ADSs evidenced by such Holder’s ADRs. For all purposes under the Deposit Agreement and this ADR, the Holder hereof shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by this ADR.

(20) Waiver. EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER OF, AND/OR HOLDER OF INTERESTS IN, ADSS OR ADRS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSS OR THE ADRS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

(21) Jurisdiction. By holding or owning an ADR or ADS or an interest therein, Holders and beneficial owners of ADRs, or an interest therein, each irrevocably agree that any legal suit, action or proceeding against or involving Holders or beneficial owners of ADRs, or an interest therein, brought by the Company or the Depositary, arising out of or based upon the Deposit Agreement, the ADSs, the ADRs or the transactions contemplated therein, herein, thereby or hereby, may be instituted in a federal or state court in New York, New York, and by holding or owning an ADR or ADS or an interest therein each irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.

By holding or owning an ADR or ADS or an interest therein, Holders and beneficial owners of ADRs, or an interest therein, each also irrevocably agree that any legal suit, action or proceeding against or involving the Depositary and/or the Company brought by Holders or beneficial owners of ADRs, or an interest therein, arising out of or based upon the Deposit Agreement, the ADSs, the ADRs or the transactions contemplated therein, herein, thereby or hereby, including, without limitation, claims under the Securities Act of 1933, may be instituted only in the United States District Court for the Southern District of New York (or in the state courts of New York County in New York if either (i) the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (ii) the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable).